CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the use in the Statement of Additional Information constituting part of the registration statement on Form N-14 (the "Registration Statement") of our reports dated December 13, 2006 relating to the financial statements and financial highlights which appear in the October 31, 2006 Annual Reports to Shareholders of the John Hancock Multi Cap Growth Fund and John Hancock Mid Cap Equity Fund (both a series of John Hancock Series Trust). We also consent to the reference to us under the heading "Experts" in the Prospectus/Proxy statement which constitutes part of this Registration Statement.

We hereby also consent to the incorporation by reference in the March 1, 2007 Statement of Additional Information of our reports dated December 13, 2006 relating to the financial statements and financial highlights which appear in the October 31, 2006 Annual Reports to Shareholders of the John Hancock Multi Cap Growth Fund and John Hancock Mid Cap Equity Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" in the March 1, 2007 Registration Statement.


/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

Boston, Massachusetts
September 19, 2007